UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: January 12, 2009
(Date of earliest event reported)
John D. Oil and Gas Company
(Exact name of registrant as specified in its charter)

Maryland	000-30502	94-6542723
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8500 Station Street, Suite 345
Mentor, Ohio	44060
(Address of principal executive offices)	(Zip Code)
(440) 255-6325
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On January 12, 2009 John D. Oil and Gas Company (the “Company”) entered into an amendment (the “Amendment”) to its Oil and Gas Operations and Sale Agreement dated January 1, 2006 (the “Agreement”) with Great Plains Exploration, LLC (“Great Plains”). The Amendment increases the rate the Company is charged by Great Plains for gas gathering from $0.30 per mcf to $0.40 per mcf, effective as of November 1, 2008. The increase was necessary due to the rising costs of materials used in pipeline construction and maintenance. The Agreement otherwise remains in full force and effect.
Great Plains is owned and controlled by Richard M. Osborne, our chairman and chief executive officer. The Amendment was approved by a majority of disinterested and independent directors.
The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full and complete terms of such amendment, which is attached as Exhibit 10.1 to this current report.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

10.1	Amendment No. 2 to Oil and Gas Operations and Sale Agreement dated January 12, 2009 between John D. Oil and Gas Company and Great Plains Exploration, LLC

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

John D. Oil and Gas Company
By: /s/ C. Jean Mihitsch
Name:	C. Jean Mihitsch
Title:	Chief Financial Officer

Dated: January 16, 2009

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 2 to Oil and Gas Operations and Sale Agreement dated January 12, 2009 between John D. Oil and Gas Company and Great Plains Exploration, LLC